As filed with the Securities and Exchange Commission on September 19, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.

Amended and Restated 1991 Employee and Consultant Stock Plan

Amended and Restated 1993 Director Stock Option Plan

Amended and Restated 1998 Non-Officer Employee Stock Option Plan

Amended and Restated 2001 Stock Incentive Plan

2003 Israeli Share Option Plan

(Full Title of the Plan)

Eliyahu Ayalon

Chairman of the Board and Chief Executive Officer

DSP Group, Inc.

3120 Scott Boulevard

Santa Clara, CA 95054

(Name and Address of Agent For Service)

408/986-4300

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 California Street

San Francisco, CA 94105

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	18,062,384(1)(2)(3)(4)(5)(6)	$27.56(7)	$497,799,303(7)	$535.10(7)

(1)	This Registration Statement on Form S-8 registers an aggregate of (i) 8,409,973 shares of the Registrant’s Common Stock (the “Common Stock”) issuable under the Amended and Restated 1991 Employee and Consultant Stock Plan (the “1991 Plan”); (ii) 1,130,875 shares of Common Stock under the Amended and Restated 1993 Director Stock Option Plan (the “1993 Plan”); (iii) 5,062,881 shares of Common Stock under the Amended and Restated 1998 Employee Stock Purchase Plan (the “1998 Plan”); (iv) 1,513,663 shares of Common Stock under the Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”); and (v) 1,944,992 shares of Common Stock under the 2003 Israeli Share Option Plan (the “2003 Plan”).
(2)	The 240,000 shares, of the aggregate 1,130,875 shares, of Common Stock issuable under the 1993 Plan have not been previously registered and are registered hereunder.
(3)	The 444,992 shares, of the aggregate 1,944,992 shares, of Common Stock issuable under the 2003 Plan were previously reserved for issuance under, and were registered on a Registration Statement on Form S-8 related to, the 1998 Plan, and the applicable registration fee related to the 444,992 shares of Common Stock was previously paid.
(4)	The 67,562 shares, of the aggregate 1,513,663 shares, of Common Stock issuable under the 2001 Plan were previously reserved for issuance under, and were registered on a Registration Statement on Form S-8 related to, the 1991 Plan, and the applicable registration fee related to the 67,562 shares of Common Stock was previously paid.
(5)	The Registrant has previously filed with the Securities and Exchange Commission and paid the applicable registration fees with respect to the following Registration Statements on Form S-8: (A) Registration Statement (File No. 333-83456) with respect to 4,600,000 shares of Common Stock issuable under the 1991 Plan; (B) Registration Statement (File No. 333-53129) with respect to 2,000,000 shares of Common Stock issuable under the 1991 Plan; (C) Registration Statement (File No. 333-83457) with respect to 1,000,000 shares of Common Stock issuable under the 1991 Plan; (D) Registration Statement (File No. 333-60032) with respect to 1,000,000 shares of Common Stock issuable under the 1991 Plan; (E) Registration Statement (File No. 333-87390) with respect to 350,000 shares of Common Stock issuable under the 1993 Plan; (F) Registration Statement (File No. 333-83459) with respect to 200,000 shares of Common Stock issuable under the 1993 Plan; (G) Registration Statement (File No. 333-99897) with respect to 200,000 shares of Common Stock issuable under the 1993 Plan; (H) Registration Statement (File No. 333-69289) with respect to 1,900,000 shares of Common Stock issuable under the 1998 Plan; (I) Registration Statement (File No. 333-35568) with respect to 1,200,000 shares of Common Stock issuable under the 1998 Plan; (J) Registration Statement (File No. 333-52104) with respect to 500,000 shares of Common Stock issuable under the 1998 Plan; (K) Registration Statement (File No. 333-65960) with respect to 1,000,000 shares of Common Stock issuable under the 1998 Plan; (L) Registration Statement (File No. 333-65962) with respect to 1,000,000 shares of Common Stock issuable under the 2001 Plan; and (M) Registration Statement (File No. 333-103068) with respect to 1,500,000 shares of Common Stock issuable under the 2003 Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Registration Statement on Form S-8, this Registration Statement will also act as a post-effective amendment to the Prior Registration Statements by carrying forward those previously registered shares of Common Stock onto this Registration Statement.
(6)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement is also deemed to cover the additional shares of Common Stock issued under the Registrant’s referenced employee benefit plans as a result of a stock dividend paid by the Registrant to the participants of the Registrant’s referenced employee benefit plans in connection with the Registrant’s spin-off (the “Spin-Off”) of its DSP cores licensing business to a then wholly-subsidiary of the Registrant (“Ceva”). After the Spin-Off, Ceva combined with Parthus Technologies plc to form ParthusCeva, Inc. The spin-off and the combination are described in greater detail in the Registration Statement on Form S-1 (File No.333-97353). The number of shares of Common to be registered and carried toward hereunder reflects the share adjustments made pursuant to the Spin-Off.
(7)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Common Stock on the Nasdaq National Market on September 17, 2003. The registration fee relates only to the additional 240,000 shares of Common Stock issuable under the 1993 Plan. The registration fees with respect to the remainder of the 17,822,384 shares of Common Stock to be registered hereunder have been previously paid in connection with the filing of the Prior Registration Statements.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Registration Statement on Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to the employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Registration Statement on Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

DSP Group, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including information specifically incorporated by reference into the Registrant’s Form 10-K from its Proxy Statement for its 2003 Annual Meeting of Stockholders, filed with the SEC on March 31, 2003, which includes audited financials for the Registrant’s latest fiscal year.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 9, 2003.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003.

(d)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2003.

(e)	The Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2003.

(f)	The Registrant’s Current Report on Form 8-K filed with the SEC on July 21, 2003.

(g)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(h)	The Registrant’s Registration Statement on Form 8-A (File No. 000-23006) filed with the SEC on December 3, 1993, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, 0.001 per value (the “Common Stock”).

(i)	In accordance with General Instruction E for Registration Statement on Form S-8, the contents of the following Registration Statements on Form S-8 previously filed with the SEC:

(i)	Registration Statement (File No. 333-83456) with respect to 4,600,000 shares of Common Stock issuable under the Amended and Restated 1991 Employee and Consultant Stock Plan;

(ii)	Registration Statement (File No. 333-53129) with respect to 2,000,000 shares o of Common Stock issuable under the Amended and Restated 1991 Employee and Consultant Stock Plan;

(iii)	Registration Statement (File No. 333-83457) with respect to 1,000,000 shares of Common Stock issuable under the Amended and Restated 1991 Employee and Consultant Stock Plan;

(iv)	Registration Statement (File No. 333-60032) with respect to 1,000,000 shares of Common Stock issuable under the Amended and Restated 1991 Employee and Consultant Stock Plan;

(v)	Registration Statement (File No. 333-87390) with respect to 350,000 shares of Common Stock issuable under the Amended and Restated 1993 Director Stock Option Plan;

(vi)	Registration Statement (File No. 333-83459) with respect to 200,000 shares of Common Stock issuable under the Amended and Restated 1993 Director Stock Option Plan;

(vii)	Registration Statement (File No. 333-99897) with respect to 200,000 shares of Common Stock issuable under the Amended and Restated 1993 Director Stock Option Plan;

(viii)	Registration Statement (File No. 333-69289) with respect to 1,900,000 shares of Common Stock issuable under the Amended and Restated 1998 Non-Officer Employee Stock Option Plan;

(ix)	Registration Statement (File No. 333-35568) with respect to 1,200,000 shares of Common Stock issuable under the Amended and Restated 1998 Non-Officer Employee Stock Option Plan;

(x)	Registration Statement (File No. 333-52104) with respect to 500,000 shares of Common Stock issuable under the Amended and Restated 1998 Non-Officer Employee Stock Option Plan;

(xi)	Registration Statement (File No. 333-65960) with respect to 1,000,000 shares of Common Stock issuable under the Amended and Restated 1998 Non-Officer Employee Stock Option Plan;

(xii)	Registration Statement (File No. 333-65962) with respect to 1,000,000 shares of Common Stock issuable under the Amended and Restated 2001 Stock Incentive Plan; and

(xiii)	Registration Statement (File No. 333-103068) with respect to 1,500,000 shares of Common Stock issuable under the 2003 Israeli Share Option Plan.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws also provide for mandatory indemnification of its directors and executive officers, to the fullest extent permissible under Delaware law.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Registrant’s Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant. Responsibility for determinations with respect to such indemnification will be made by the Registrant’s Board of Directors.

In addition, the Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global, independent auditors.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 19, 2003.

DSP GROUP, INC.

By:	/s/ ELIYAHU AYALON
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ELIYAHU AYALON Eliyahu Ayalon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 19, 2003

/s/ MOSHE ZELNIK Moshe Zelnik	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	September 19, 2003

Signature	Title	Date

/s/ ZVI LIMON Zvi Limon	Director	September 19, 2003

/s/ YAIR SHAMIR Yair Shamir	Director	September 19, 2003

/s/ YAIR SEROUSSI Yair Seroussi	Director	September 19, 2003

Louis Silver	Director	September , 2003

/s/ PATRICK TANGUY Patrick Tanguy	Director	September 19, 2003

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).